Exhibit 21.1
                                  ------------



                         SUBSIDIARIES OF THE REGISTRANT


Name                                               Place of Incorporation
----                                               ----------------------

Groen Brothers Aviation USA, Inc.                           Utah

American Autogyro, Inc.                                     Utah